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                                                                  EXHIBIT 99.2

                            SUBSCRIPTION AGREEMENT

                          WALSHIRE ASSURANCE COMPANY

                             Private Placement of
                  6 % Cumulative Convertible Preferred Stock

                       Minimum Offering - 200,000 Shares
                       Maximum Offering - 500,000 Shares

                       Offering Price - $50.00 Per Share


                               HOW TO SUBSCRIBE


     The minimum purchase which must be made by any subscriber is 1,000 shares of 6 % Convertible Preferred Stock (the "Shares") of Walshire Assurance Company (the "Company") except that the Company may, in its sole discretion, accept subscriptions for the purchase of less than 1,000 Shares, provided, however, that it is anticipated that subscriptions will not be accepted for less than 500 Shares. The Shares are being offered for sale on a "best efforts, all or none" basis with respect to the first 200,000 Shares, and on a "best efforts" basis with respect to the remaining 300,000 Shares, through RAS Securities Corp., as exclusive placement agent ("Placement Agent"). Any qualified subscriber who wishes to purchase Shares should deliver the following items to RAS Securities Corp., 2 Broadway, New York,
NY 10004:

          (1) one dated and executed copy of the Subscription Agreement with all blanks properly completed; and

          (2) a check payable to the order of "Continental Stock Transfer & Trust Company - Walshire Assurance Company Escrow Account" in the amount of $50.00 per Share subscribed for. In lieu of a check, payment may be made by wire transfer pursuant to instructions available upon request from the Placement Agent.

























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THE 6 % CONVERTIBLE PREFERRED STOCK OFFERED HEREBY AND THE COMMON STOCK INTO
WHICH IT MAY BE CONVERTED (COLLECTIVELY, THE "SECURITIES") HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER REGULATORY AUTHORITY. THE SECURITIES ARE BEING OFFERED PURSUANT TO EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF FEDERAL AND STATE SECURITIES LAWS AND CANNOT BE RESOLD UNLESS THEY ARE SUBSEQUENTLY REGISTERED UNDER SUCH LAWS OR UNLESS EXEMPTIONS FROM REGISTRATION ARE AVAILABLE, ADDITIONAL RESTRICTIONS ON TRANSFER OF THE SHARES ARE SET FORTH IN THIS AGREEMENT AND IN THE CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM OF WALSHIRE ASSURANCE COMPANY DATED OCTOBER 26, 1993, AS SUPPLEMENTED OR AMENDED, AND THE EXHIBITS THERETO.

     IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.


                            SUBSCRIPTION AGREEMENT

     SUBSCRIPTION AGREEMENT (the "Agreement") between Walshire Assurance Company (the "Company") and the purchaser identified on the signature page hereto (the "Subscriber").


                                  BACKGROUND

     Subscriber desires to purchase, and the Company desires to sell, up to that number of shares of 6 % Convertible Preferred Stock of the Company (the "Shares") set forth on the signature page hereto, upon the terms and conditions contained herein.

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and for the other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:


















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     1.   SUBSCRIPTION FOR SHARES; PURCHASE PRICE.

          (a) Subscriber hereby subscribes for and agrees to purchase up to that number of Shares set forth on the signature page hereto at a purchase price of $50.00 per Share and on the terms and conditions described herein and in the Company's Confidential Private Placement Memorandum dated October 26, 1993, as supplemented by the Company's Supplement dated January 31, 1994, as may be further supplemented or amended, and the exhibits thereto (collectively, the "Memorandum").

          (b) The aggregate purchase price for the Shares subscribed for is equal to the number of Shares subscribed for multiplied by $50.00 per share and is set forth on the signature page hereto (the "Purchase Price").

          (c) Subscriber encloses herewith a check, or is wire transferring funds, payable to the order of "Continental Stock Transfer & Trust Company - Walshire Assurance Company Escrow Account" in an amount equal to the Purchase Price.

     2.   REPRESENTATIONS AND WARRANTIES AS TO
          SUITABILITY STANDARDS.

          Subscriber hereby represents and warrants that:

          (a) Subscriber has such knowledge and experience in financial and business matters that Subscriber is capable of evaluating the merits and risks of the prospective investment in the Company and of protecting his own interests in connection therewith;

          (b) Subscriber is acquiring the Shares for Subscriber's own account, not on behalf of other persons, and for investment and not with a view to resale or distribution;

          (c) Subscriber can bear the economic risk of losing Subscriber's entire investment;

          (d) Subscriber's overall commitment to investments which are not readily marketable is not disproportionate to Subscriber's net worth, Subscriber's investment in the Shares will not cause such overall commitment to become excessive, and the investment is suitable for Subscriber when viewed in light of Subscriber's other securities holdings and Subscriber's financial situation and needs;

          (e) Subscriber has adequate means of providing for Subscriber's current needs and personal contingencies;

          (f) Subscriber has evaluated all the risks of investment in the Company;

          (g) Subscriber has experience in making investment decisions of this type;

          (h) Subscriber understands the business in which the Company is engaged;










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          (i)  If Subscriber is an individual, Subscriber is an executive officer or director of the Company, a citizen of the United States, at least eighteen (18) years of age and a bona fide resident and domiciliary (not a temporary or transient resident) of the state indicated on the signature page hereof and Subscriber has no present intention of becoming a resident of any other state or jurisdiction;

          (j) If Subscriber is not an individual, Subscriber is domiciled in the state indicated on the signature page hereof, has no present intention of becoming domiciled in any other state or jurisdiction and is an "Institutional Investor" as defined under the "blue sky" or securities laws or regulations of the state in which it is domiciled; and;

          (k) Subscriber otherwise meets any special suitability standards applicable to Subscriber's state of residence or domicile.

     4.   TRANSFER RESTRICTIONS.

          (a) Subscriber represents that he understands that the sale or transfer of the Shares are severely restricted and that:

               (i) Neither the Shares nor the shares of the Company's Common Stock into which the Shares are convertible
(the "Conversion Shares") (the Shares and the Conversion Shares are sometimes collectively referred to as the "Securities") have been registered under the Securities Act of 1933, as amended (the "Securities Act"), or the laws of any other jurisdiction by reason of a specific exemption or exemptions from registration under the Securities Act and applicable state securities laws, and that the Company's reliance on such exemptions is predicated on the accuracy and completeness of the Subscriber's representations, warranties, acknowledgements and agreements herein. Neither the Shares nor the Conversion Shares can be sold or transferred by Subscriber unless subsequently registered under applicable law or an exemption from registration is available. The Company is not required to register the Shares or the Conversion Shares, except as provided in Section 8 with respect to the Conversion Shares, or to make any exemption from registration available;

               (ii) The right to sell or transfer any of the Shares or the Conversion Shares will be restricted as set forth in this Agreement and as described in the Company's Memorandum which include restrictions against sale or transfer in violation of applicable securities laws, the requirement that an opinion of counsel be furnished that any proposed sale or transfer will not violate such laws and other restrictions and requirements; and

               (iii) There will be no public market for the Shares and Subscriber may not be able to sell the Shares. Accordingly, the Subscriber must bear the economic risk of Subscriber's investment for an indefinite period of time.

          (b) Subscriber agrees that he will not offer to sell, sell or transfer the Shares or the Conversion Shares or any part thereof or interest therein without registration under the












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Securities Act and applicable state securities laws or without providing to the Company an opinion of counsel acceptable to the Company that such offer, sale or transfer is exempt from registration under the Securities Act and under applicable state securities laws.

          (c) The Subscriber acknowledges that the certificates representing the Shares and the Conversion Shares will bear the following legend:

               "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state. The shares may not be offered, sold, transferred, pledged or otherwise disposed of without an effective registration statement under the Securities Act of 1933, as amended, and under any applicable state securities laws or an opinion of counsel for the Company that the proposed transaction will be exempt from such registration."

and that the Company reserves the right to place a stop order against the certificate representing the Shares and the Conversion Shares and to refuse to effect any transfers thereof in the absence of an effective registration statement with respect to the Shares and the Conversion Shares or in the absence of an opinion of counsel to the Company that such transfer is exempt from registration under the Securities Act and under applicable state securities laws.

     5.   SUBSCRIBER'S REPRESENTATIONS AND WARRANTIES.

          Subscriber represents and warrants that:

          (a) Subscriber has received, has carefully read and understands the Company's Memorandum;

          (b) Subscriber has been furnished with all additional documents and information which Subscriber has requested;

          (c) Subscriber has had the opportunity to ask questions of and received answers from the Company concerning the Company, the Shares and the Conversion Shares and to obtain any additional information necessary to verify the accuracy of the information furnished;

          (d) Subscriber has relied only on the foregoing information and documents in determining to make this subscription;

          (e) The Memorandum and other information furnished by the Company do not constitute investment, accounting, legal or tax advice and Subscriber is relying on professional advisers for such advice;

          (f) All documents, records and books pertaining to Subscriber's investment have been made available for inspection by Subscriber and by Subscriber's attorney, and/or Subscriber's accountant and/or Subscriber's purchaser representative, and the books and records of the Company will be available upon reasonable notice, for inspection by investors during reasonable business hours at the Company's principal place of business;











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          (g)  Subscriber recognizes that an investment in the Shares involves risks, including, but not limited to, those set forth under "Investment Considerations" in the Offering Summary;

          (h) Subscriber understands, acknowledges and agrees that the Company is relying solely upon the representations and warranties made herein in determining to sell Subscriber the Shares; and

          (i) The Subscriber has not paid or given any commission or other remuneration in connection with the purchase of the Shares other than as described in the Company's Memorandum. The Subscriber has not received any public media advertisements and has not been solicited by any form of mass mailing solicitation.

     6. SUBSCRIPTION IRREVOCABLE BY SUBSCRIBER BUT SUBJECT TO ACCEPTANCE OR REJECTION BY THE COMPANY.

          (a) This Subscription Agreement is not, and shall not be, revocable by Subscriber.

          (b) The Company, in its sole discretion, has the right to terminate or withdraw the offering at any time, to accept or reject subscriptions in other than the order in which they were received, to reject any subscription in whole or in part, to allot to Subscriber less than the number of shares subscribed for, and to return without interest the amount paid by Subscriber.

          (c) The Subscriber understands and agrees that this Agreement is not binding upon the Company until the Company accepts it, which acceptance is at the sole discretion of the Company and is to be evidenced by the Company's completion, execution and delivery of this Agreement.

          (d) In the event of rejection of this subscription in whole (but not in part), or in the event the sale of the Shares subscribed for by the Subscriber is not consummated by the Company for any reason (in which event this Agreement shall be deemed to be rejected), this Agreement and any other agreement entered into between the Subscriber and the Company relating to this subscription shall thereafter have no force or effect and the Company shall promptly cause to be returned to the Subscriber the Purchase Price remitted by the Subscriber, without interest thereon or deduction therefrom. In the event that this subscription is accepted in part, the Company shall promptly cause to be returned to the Subscriber that portion of the Purchase Price remitted by the Subscriber which represents payment for the Shares for which this subscription was not accepted, without interest thereon or deduction therefrom.

     7.   INDEMNIFICATION AND HOLD HARMLESS.

     Subscriber agrees that if he breaches any agreement, representation or warranty he has made in this Agreement, he agrees to indemnify and hold harmless the Company against any claim, liability, loss, damage or expense (including attorneys' fees and other costs of investigating and litigating claims) caused, directly or indirectly, by his breach.












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     8.   REGISTRATION RIGHTS.

     8.1  Required Registration; Demand Registration.

     (a) As soon as practicable after March 31, 1994, the Company shall prepare, file and use its reasonable efforts to have declared effective by the Securities and Exchange Commission (the "Commission"), on one occasion, a registration statement on Form S-3 and such other documents, including a prospectus, as may be necessary to comply with the provisions of the Securities Act, so as to permit a public offering and sale of all of the Conversion Shares and to keep such registration statement effective until the earlier of (i) the date on which all of the Conversion Shares have been distributed to the public pursuant to the registration statement and (ii) two
(2) years after the registration statement is first declared effective by the Commission. The Company shall be required to effect only one (1) such registration pursuant to this Section 8.1(a).

     (b) If the Company fails to register the Conversion Shares as provided in Section 8.1(a), then at any time commencing after March 31, 1994, any holder ("Holder") of Shares shall have the right (which right is in addition to the registration rights under Section 8.2 hereof), exercisable by written notice ("Demand Notice") to the Company, to have the Company prepare, file and use its reasonable efforts to have declared effective by the Commission, on one occasion, a registration statement and such other documents, including a prospectus, as may be necessary to comply with the provisions of the Securities Act, so as to permit a public offering and sale of the Conversion Shares and to keep such registration statement effective until the earlier of
(i) the date on which all such Conversion Shares as are included in the registration statement have been distributed to the public pursuant to the registration statement and (ii) two (2) years after the registration statement is first declared effective by the Commission. The Company shall be required to effect only one (l) such registration pursuant to this Section 8.1(b) on behalf of all Holders.

     (c) The Company covenants and agrees to give written notice of any registration request under Section 8.1(b) to all other registered Holders of the Shares and/or Conversion Shares, at their respective addresses appearing in the Company's records, within ten (10) days from the date of the receipt of any such registration request. The Company shall include in the registration statement any Conversion Shares of any other Holders of the Shares and/or Conversion Shares who notify the Company within ten (10) days after receiving notice from the Company of such request.

     8.2  Piggyback Registration

     (a) If (but without any obligation to do so) at any time commencing after issuance of the Shares, the Company proposes to register any of its Common Stock under the Securities Act (other than in connection with a merger, acquisition or exchange offer or pursuant to Form S-8 or successor form or pursuant to any form which does not permit the offer or sale of securities by any person other than the Company) it will give written notice by registered mail, at least thirty (30) days prior to the filing of each such registration statement to the Holders of the Shares and/or Conversion Shares, at their respective addresses appearing in the










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Company's records, of its intention to do so.  Upon the written request of any
Holder of the Shares and/or Conversion Shares given to do so. Upon the written request of any Holder of the Shares and/or Conversion Shares given within ten (10) days after receipt of any such notice of its or their desire to include any such Conversion Shares in such proposed registration statement, the Company shall afford such Holders of the Shares and/or Conversion Shares the opportunity to have any such Conversion Shares registered under such registration statement.

     (b) Notwithstanding the provisions of this Section 8.2, the Company shall have the right at any time after it shall have given written notice pursuant to this Section 8.2 (irrespective of whether a written request for inclusion of any such securities shall have been made) to elect not to file any such proposed registration statement, or to withdraw the same after the filing but prior to the effective date hereof.

     (c) If any registration pursuant to this Section 8.2 shall be underwritten in whole or in part, the Company may require that the Conversion Shares requested for inclusion pursuant to this Section 8.2 be included in the underwriting on the same terms and conditions as the securities otherwise being sold in such underwritten offering. If the managing underwriter of such offering contemplated by such registration statement shall advise the Company and the Holders in writing that the inclusion of all of the Conversion Shares originally covered by a request for registration together with the shares of Common Stock proposed to be included by the Company and any other selling shareholder in such registration creates a substantial risk that the Company's offering will be materially and adversely affected, the number of Conversion Shares and Parity Conversion Shares (as hereinafter defined) otherwise to be included in the underwritten public offering may be proportionately reduced among the Holders of the Conversion Shares and the holders of any shares of Common Stock ("Parity Conversion Shares") issued or issuable upon conversion of any Parity Stock (as defined in the Resolution of the Board of Directors determining the designation and number of the Shares (the "Resolution"), a copy of which is attached as Exhibit "B" to the Memorandum) proposed to be registered, to the minimum extent such managing underwriter so advises the Company is necessary to avoid such risk; provided, however, that no such reduction shall be made until all shares of Common Stock proposed to be registered by any shareholder, other than (i) Common Stock issued or issuable upon conversion of any Senior Stock (as defined in the Resolution), (ii) Conversion Shares or (iii) Parity Conversion Shares, are first removed from such registration. No reduction shall be made in the number of shares of Common Stock issued or issuable upon the conversion of Senior Stock until all Conversion Shares or Parity Conversion Shares have been removed. Whenever this Section 8.2 requires that Conversion Shares and Parity Conversion Shares be proportionately reduced, then such reduction shall be effected in proportion (as nearly as practicable) as the number of shares of Conversion Shares and Parity Conversion Shares proposed to be registered by a holder of such shares bears to the total number of Conversion Shares and Parity Conversion Shares proposed to be registered by all holders of such shares. At the request of the managing underwriter, if any, of any offering made by a registration statement pursuant to which a Holder has registered Conversion Shares pursuant to this Section 8.2, each Holder, as a condition precedent to participating in such underwritten offering, shall agree not to sell any shares of Common Stock (including Conversion Shares) held or owned by such Holder for a period of not more than 90 days after the effective date of such registration statement.














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     8.3  Covenants of the Company with Respect to Registration

     In connection with any registration under Section 8.1 or Section 8.2 hereof, the Company covenants and agrees as follows:

     (a) The Company shall use its best efforts to promptly file a registration statement upon receipt of any demand therefor pursuant to Section
8.1 hereof, shall use its best efforts to have any registration statements declared effective at the earliest practicable time, and shall furnish each Holder desiring to sell Conversion Shares such number of prospectuses as shall reasonably be requested. It shall be a condition precedent to the Company's obligations to take any action pursuant to Section 8 that any Holder desiring to sell Conversion Shares shall provide to the Company such information regarding itself, the Shares and Conversion Shares held by it, the number of Conversion Shares to be sold and the intended method of disposition and such other information as shall be reasonably requested by the Company to effect the registration of such Conversion Shares.

     (b) The Company shall pay all costs, fees and expenses in connection with all registration statements filed pursuant to Sections 8.1 and 8.2 hereof including, without limitation, the Company's legal and accounting fees, printing expenses, blue sky fees and expenses (but excluding fees and expenses of Holders' counsel, any underwriting or selling commissions or any other costs, fees or expenses of any underwriter, broker-dealer or other person acting on behalf of Holders).

     (c)  In any registration statement filed pursuant to Section 8.1 and
Section 8.2, the Company will take all reasonable action which may be required in qualifying or registering the Conversion Shares included in such registration statement for offering and sale under the securities or blue sky laws of such states as reasonably are requested by the Holders, provided that the Company shall not be obligated to execute or file any general consent to service of process or to qualify as a foreign corporation or dealer to do business under the laws of any such jurisdiction.

     (d) Nothing contained in this Agreement shall be construed as requiring the Holders to convert Shares prior to the initial filing of any registration statement or the effectiveness thereof.

     8.4  Limitations.

     (a) The Company shall not be obligated to file a registration statement pursuant to Section 8.1 within 90 days before or after any proposed, pending or completed public offering of the Company's securities. A public offering shall be considered "proposed" for the purpose of the foregoing sentence if, at or within 10 days after receipt of the Demand Notice, the Company has signed a letter of intent with respect to such public offering.

     (b) The Company shall not be required to register any Conversion Shares at any time when the Shares or the Conversion Shares are then eligible for sale pursuant to Rule 144(k) promulgated by the Commission (or any succeeding regulation to Rule 144(k)).

     (c) The Company shall not be obligated to effect a registration pursuant to Section 8.1 or Section 8.2, or file any amendment or supplement thereto, and may suspend the Holders' rights to make sales pursuant to an effective registration pursuant to Section 8.1 or Section 8.2, at any time when the Company, in the good faith judgment of its Board of Directors, reasonably believes that the filing thereof at the time requested, or the offering of securities pursuant thereto, would materially and adversely affect a pending or proposed acquisition, merger, recapitalization, consolidation, reorganization or similar transaction, or negotiations, discussions or pending proposals with respect thereto.

     (d) Notwithstanding anything in this Section 8 to the contrary, the Company shall not be required to effect a registration of Conversion Shares pursuant to Section 8.1 or Section 8.2, if, at the Company's option, it shall have offered in writing to pay to the Holders of Conversion Shares otherwise entitled to have their Conversion Shares registered pursuant to Section 8.1 or
Section 8.2, in exchange for such Conversion Shares, and shall have paid within five (5) business days after the acceptance by any Holder, a sum equal to the product of (1) Current Market Price of Common Stock (as defined in, and determined pursuant to, the Resolution) determined as of the date of receipt of the Demand Notice and (2) the number of Conversion Shares otherwise proposed to be registered by such Holder.

     8.5  Indemnification.

     (a) The Company shall indemnify the Holders of the Conversion Shares to be sold pursuant to any registration statement under Section 8.1 or Section 8.2, their respective officers and directors and each person, if any, who controls such Holders within the meaning of Section 15 of the Securities Act or Section 20(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), against all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Securities Act, the Exchange Act or any other statute, common law or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in such registration statement, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements contained therein not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company by the Holders expressly for use in such registration statement or any amendment or supplement thereto, as the case may be. The indemnification provided for in this Section 8.5(a) shall not inure to the benefit of any Holder (or to the benefit of any person controlling such Holder) if the person asserting any such loss, claim, damage or liability who purchased the Conversion Shares which are the subject thereof did not receive a copy of an amended preliminary prospectus or the final prospectus (or the final prospectus as amended or supplemented) at or prior to the written confirmation of the sale of such Conversion Shares to such person and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact made in such registration statement was corrected in the amended preliminary prospectus or the final prospectus (or the final prospectus as amended and supplemented).

     (b) The Holders of the Conversion Shares to be sold pursuant to a registration statement, and their successors and assigns, jointly and severally, shall indemnify the Company, its officers and directors and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, against all loss, claim, damage or expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Securities Act, the Exchange Act or otherwise, based upon (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements contained therein not misleading but only if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company by the Holders expressly for use in such registration statement or any amendment or supplement thereto, as the case may be, or (ii) the failure of any Holder (or any person controlling such Holder) at or prior to the written confirmation of the sale of Conversion Shares to send or deliver a copy of an amended preliminary prospectus or the final prospectus (or the final prospectus as amended or supplemented) to the person asserting any such losses, claims, damages, liabilities or expenses who purchased the Conversion Shares which is the subject thereof and the untrue statement or omission of a material fact contained in such preliminary prospectus was corrected in the amended preliminary prospectus or final prospectus (or the final prospectus as amended or supplemented).

     (c) If any action is brought against the Holders, their respective officers and directors or any controlling person of the Holders in respect of which indemnity may be sought against the Company pursuant to Section 8.5(a), or if any action is brought against the Company, its officers and directors or any controlling person of the Company in respect of which indemnity may be sought against the Holders pursuant to Section 8.5(b), then the party which is entitled to such indemnification (collectively with such party's controlling persons, the "Indemnitee") from the other party (the "Indemnitor") shall within thirty (30) days after the receipt thereby of a summons or complaint notify the Indemnitor in writing of the institution of such action. Thereafter, the Indemnitor shall assume the defense of such action, including the employment and payment of reasonable fees and expenses of counsel (reasonably satisfactory to the Indemnitee). The Indemnitee shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Indemnitee unless (i) the employment of such counsel shall have been authorized in writing by the Indemnitor in connection with the defense of such action, (ii) the Indemnitor shall not have employed counsel to defend such action or (iii) the Indemnitee shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the Indemnitor (in which case the Indemnitor shall not have the right to direct the defense of such action on behalf of the Indemnitee), in any of which events the reasonably fees and expenses of not more than one additional firm of attorneys for the Indemnitee shall be borne by the Indemnitor. Except as expressly provided in the previous sentence, in the event that the Indemnitor shall not previously have assumed the defense of any such action or claim, the Indemnitor shall not thereafter be liable to the Indemnitee investigating, preparing or defending any such action or claim. The Indemnitee agrees promptly to notify the Indemnitor of the commencement of any litigation or proceedings against the Indemnitee or any of its officers, directors or controlling persons in connection with the resale of the Conversion Shares or in connection with such registration statement.

     8.6. Amendment. The provisions of this Section 8 may be amended upon the written agreement of the Company and the Holders entitled to cast a majority of the votes which Holders of Shares and/or Conversion Shares are then entitled to vote (assuming for the purposes of this Section 8.6 that each Share is entitled to one vote for each Conversion Share into which it is then convertible), which such amendment shall be binding on all Holders.

     9.   MISCELLANEOUS.

          (a) This Subscription Agreement states the entire understanding between the parties with respect to the subject matter hereof, and supersedes all prior oral and written communications and agreements, and all contemporaneous oral communications and agreements, with respect to the subject matter hereof.

          (b) This Subscription Agreement, upon acceptance by the Company, shall bind, benefit, and be enforceable by and against each party hereto and its successors, assigns, heirs administrators and executors. This Subscription Agreement is not assignable by Subscriber.

          (c) If any provision of this Subscription Agreement is construed to be invalid, illegal or unenforceable, then the remaining provisions hereof shall not be affected thereby and shall be enforceable without regard thereto.

          (d) Article and section headings in this Subscription Agreement are for convenience of reference only, do not constitute a part of this Subscription Agreement, and shall not affect its interpretation.

          (e) Words used in this Subscription Agreement shall be construed to be of such number and gender as the context requires or permits. Unless a particular context clearly provides otherwise, the words "hereof" and "hereunder" and similar references refer to this Subscription Agreement in its entirety and not to any specific Section or subsection.

          (f) THIS SUBSCRIPTION AGREEMENT IS MADE UNDER, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED SOLELY THEREIN, WITHOUT GIVEN EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

          (g) Any notice, demand or other communication which any party thereto may be required, or may elect, to give to anyone interested hereunder shall be sufficiently given if (a) deposited, postage prepaid, in a United States mail letter box, registered or certified mail, return receipt requested, addressed to such address as may be given herein, or (b) delivered personally at such address. Notices to the Company shall be addressed to 3350 Whiteford Road, York, Pennsylvania 17402, Attention: Chief Financial Officer.

          (h) This Agreement may be executed through the use of separate signature pages or in any number of counterparts, and each of such counterparts shall, for all purposes, constitute one agreement binding on all parties, notwithstanding that all parties are not signatories to the same counterpart.

          IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement on the date set forth below.


Print Name of Subscriber

By:                                          Subscription:  I hereby
     Signature of Authorized Officer    subscribe for, and agree to purchase,
                                        up to _____ Shares at an aggregate
                                        Purchase Price of $______________.



Print Name


Title:


Residence/Domicile:


Street Number and Street



City/State/Zip Code



Telephone Number



Taxpayer Identification Number

          The Company hereby accepts the foregoing subscription for ___________ Shares as of ____________________, 1994.


                              WALSHIRE ASSURANCE COMPANY

                              By:
                                   Name:
                                   Title: